Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Contact:	Howard H. Nolan Senior Executive Vice President Chief Financial Officer and Corporate Secretary (631) 537-1001, ext. 7255

BRIDGE BANCORP, INC. ANNOUNCES SECOND QUARTER 2011 DIVIDEND

(Bridgehampton, NY –July 5, 2011)  Bridge Bancorp, Inc. (the “Company”) (NASDAQ®: BDGE), the holding company for The Bridgehampton National Bank (the “Bank”), announced the declaration of a quarterly dividend of $0.23 per share.  The dividend will be payable on July 26, 2011 to shareholders of record as of July 15, 2011.  The Company continues its trend of uninterrupted dividends.

Bridge Bancorp, Inc., a New York corporation, is a one bank holding company engaged in commercial banking and financial services through its wholly owned subsidiary, The Bridgehampton National Bank. With assets over $1 billion, the Bank operates in markets throughout Suffolk County, New York and provides deposit, loan products and financial services through its full service branch network and electronic delivery channels. Title insurance services are offered through the Bank’s wholly owned subsidiary, Bridge Abstract. The Bank currently operates 20 retail branches in Suffolk County, Long Island. Most recently, new branches have opened in Patchogue and Deer Park.